Exhibit 99.1

                Horizon Health Announces Completion of
  Fiscal 2005 Objectives and Fourth Quarter and Fiscal 2005 Results

    LEWISVILLE, Texas--(BUSINESS WIRE)--Oct. 24, 2005--Horizon Health Corporation (NASDAQ:HORC) today announced results for the fourth fiscal quarter and fiscal year ended August 31, 2005.
    As the Company previously announced, results for the fourth quarter include significant non-recurring charges related to the restructuring of the EAP Services group, the termination of all at-risk managed care contracts, and the sale of Procare One Nurses, LLC ("Procare"). In the fourth quarter, the Company incurred approximately $3.1 million in non-recurring restructuring charges for the EAP Services group. In addition, the Company incurred approximately $1.3 in charges, primarily legal reserves for Procare, and recognized a loss of approximately $3.1 million on the divestiture of Procare. The following schedule removes the non-recurring charges from the actual fourth quarter 2005 results shown in the table below and presents the operating results of Procare, and the loss on its divestiture, as discontinued operations for purposes of comparison with the prior period.


         Fourth Quarter Adjustments for Non-recurring Charges
                 (In millions, except per share data)

                               Quarter Ended August 31,
                 -----------------------------------------------------
                              2005
                              Non-
                   2005     Recurring    2005       2004
                  Actual     Charges   Adjusted    Actual    Change
                 --------- ---------- ---------- ---------- ----------
Revenues         $   56.6  $       -  $    56.6  $    46.5      21.6%
Expenses             56.8        3.1       53.7       43.9
                 --------- ---------- ---------- ----------
Income from
 continuing
 operations          (0.2)      (3.1)       2.9        2.6       8.8%

Discontinued
 Operations:
  (Loss) income
   from
   discontinued
     operations,
      net            (1.1)      (1.3)       0.2        0.2
  Loss on
   disposal of
   discontinued
     operations,
      net            (3.1)      (3.1)         -          -
                 --------- ---------- ---------- ----------
Discontinued
 operations          (4.2)      (4.4)       0.2        0.2

Net Income       $   (4.4) $    (7.5) $     3.1  $     2.8      10.6%
                 ========= ========== ========== ==========
Diluted EPS -
 Continuing
 Operations      $  (0.01) $   (0.20) $    0.19  $    0.23    (19.8%)
Diluted EPS -
 Discontinued
 Operations         (0.28)     (0.29)      0.01       0.02
                 --------- ---------- ---------- ----------
Diluted EPS      $  (0.29) $   (0.49) $    0.20  $    0.25    (18.5%)
                 ========= ========== ========== ==========


    Comparing the fourth quarter 2005, adjusted to exclude the non-recurring charges, and the fourth quarter of 2004, revenues increased 21.6% to $56.6 million versus revenues of $46.5 million in the same period of the prior year. Income from continuing operations adjusted increased 8.8% to $2.9 million, compared to income from continuing operations of $2.6 million in the same period of the prior year. Net income adjusted increased 10.6% to $3.1 million compared to $2.8 million in the same period of the prior fiscal year. Income from continuing operations adjusted was $0.19 per diluted share versus $0.23 in the prior year quarter and net income adjusted was $0.20 per diluted share versus $0.25 per diluted share in the prior year. Earnings per share amounts in the fourth quarter of 2005 include the dilutive effect of the additional shares issued in the follow-on offering completed March 16, 2005.
    During fiscal 2005, the Company incurred approximately $4.0 million in non-recurring restructuring charges for the EAP Services group. In addition, the Company incurred approximately $1.3 in non-recurring charges, primarily legal reserves for Procare, and recognized a loss of approximately $3.1 million on the divestiture of Procare. The following schedule removes the non-recurring charges from the actual fourth quarter 2005 results shown in the table below and presents the operating results of Procare, and the loss on its divestiture, as discontinued operations for purposes of comparison with the prior period.


           Fiscal 2005 Adjustments for Non-recurring Charges
                 (In millions, except per share data)


                                Year Ended August 31,
                 -----------------------------------------------------
                              Non-
                   2005     Recurring    2005       2004
                  Actual    Charges    Adjusted    Actual    Change
                 --------- ---------- ---------- --------- ----------
Revenues         $  207.4  $       -  $   207.4  $   161.8      28.2%
Expenses            198.6        4.0      194.6      151.6
                 --------- ---------- ---------- ---------
Income from
 continuing
 operations           8.8       (4.0)      12.8       10.2      25.2%

Discontinued
 Operations:
  (Loss) income
   from
   discontinued
     operations,
      net            (0.5)      (1.3)       0.8        0.6
  Loss on
   disposal of
   discontinued
     operations,
      net            (3.1)      (3.1)         -          -
                 --------- ---------- ---------- ---------
Discontinued
 operations          (3.6)      (4.4)       0.8        0.6

Net Income       $    5.2  $    (8.4) $    13.6  $    10.8      26.1%
                 ========= ========== ========== =========
Diluted EPS -
 Continuing
 Operations      $   0.66  $   (0.30) $    0.96  $    0.90       6.7%
Diluted EPS -
 Discontinued
 Operations         (0.27)     (0.33)      0.06       0.05
                 --------- ---------- ---------- ---------
Diluted EPS      $  $0.39  $   (0.63) $    1.02  $    0.95       7.6%
                 ========= ========== ========== =========


    Comparing fiscal 2005, adjusted to exclude the non-recurring charges, to the prior year, revenues increased 28.2% to $207.4 million versus revenues of $161.8 million for the previous fiscal year. Income from continuing operations adjusted increased 25.2% to $12.8 million, compared to income from continuing operations of $10.2 million in the prior fiscal year. Net income adjusted increased 26.1% to $13.6 million versus net income of $10.8 million in the prior fiscal year. Income from continuing operations adjusted increased 6.7% to $0.96 per diluted share versus income from continuing operations of $0.90 per diluted share in the prior year. Earnings per diluted share adjusted increased 7.6% to $1.02 versus $0.95 in the prior year. Earnings per share amounts for fiscal 2005 include the dilutive effect of the additional shares issued in the follow-on offering completed March 16, 2005.
    Per the above schedule, diluted earnings per share for fiscal 2005, excluding one-time charges for the EAP Services restructuring and the divestiture of Procare, was $1.02 and therefore consistent with previously stated guidance.
    At August 31, 2005, the Company was debt free, had available cash of approximately $8.1 million, and had approximately $118.6 million available under it's revolving credit facility, after deducting letters of credit.
    Mr. Ken Newman, chairman and chief executive officer of Horizon Health, said, "We are pleased with the many significant accomplishments of fiscal 2005 including: the acquisition of three freestanding behavioral hospitals; the restructure of our EAP Services group and the termination of all our at-risk managed care contracts; a secondary stock offering which raised proceeds of $58.4; a portion of which was used to repay all our outstanding debt; the amendment of our credit facility to increase availability from $90 million to $125 million; and the divestiture of our specialty nurse staffing business. Growth for the 2005 fiscal year, achieved through accretive acquisitions and internal growth, was substantial. Importantly, the completion of our fiscal 2005 objectives leaves us well positioned both strategically and financially to continue our stated strategy for growth in the area of behavioral healthcare services."
    Due to the divestiture of Procare One Nurses, LLC effective August 29, 2005, the Company is revising its previously announced earnings guidance for fiscal 2006 from $1.14 to $1.18 per diluted share to $1.08 to $1.12 per diluted share. As is customary for the Company, the 2006 earnings guidance does not include the effect of any future acquisitions.
    A listen-only simulcast and a 30-day replay of Horizon's fourth quarter and fiscal 2005 results call will be available online on October 26, 2005, beginning at 10:00 a.m. Central Time through the Company's website at www.horizonhealth.com or at www.earnings.com.
    Horizon Health is a leading contract manager of clinical services for acute care hospitals and employers and an owner of behavioral health care facilities.
    The statements contained herein based on future expectations rather than on historical facts are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Numerous factors as outlined in the SEC Report filed by the Company could cause actual results to differ materially from those in any such forward-looking statements. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.


                            HORIZON HEALTH
           CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
         (In Thousands, except per share and statistical data)


                                For the Three       For the Twelve
                                     Months              Months
                               Ended August 31,    Ended August 31,
                              ------------------- -------------------
                                2005      2004      2005      2004
                              --------- --------- --------- ---------
Revenues                       $56,589   $46,528  $207,392  $161,824

Cost of Services (exclusive
 of depreciation shown
 separately below)              46,661    34,839   160,032   121,554
Selling, general and
 administrative                  6,276     4,892    23,220    18,834
Provision for doubtful
 accounts                        2,294     1,019     4,382       869
Impairment loss on building      1,015         -     1,015         -
Depreciation and amortization    1,002       906     3,387     2,795
                              --------- --------- --------- ---------

Operating (loss) income           (659)    4,872    15,356    17,772
Interest expense (net of
 interest and other income)         10      (572)   (1,298)   (1,307)
                              --------- --------- --------- ---------

Income before income taxes,
 minority interest and
 discontinued operations          (649)    4,300    14,058    16,465
Income tax provision              (411)    1,659     5,332     6,252
Minority interest, net             (15)       --       (15)       --
                              --------- --------- --------- ---------

Income from continuing
 operations                       (223)    2,641     8,741    10,213

Discontinued Operations:
   (Loss) income from
    discontinued operations,
    net                         (1,078)      154      (488)      562
    Loss on disposal of
     discontinued operations,
     net                        (3,102)       --    (3,102)       --
                              --------- --------- --------- ---------
Discontinued operations         (4,180)      154    (3,590)      562

Net income                     $(4,403)   $2,795    $5,151   $10,775
                              ========= ========= ========= =========

Basic earnings per common
 share(1)
     Continuing operations      $(0.02)    $0.24     $0.68     $0.94
     Discontinued operations     (0.28)     0.02     (0.28)     0.05
                              --------- --------- --------- ---------
                                $(0.30)    $0.26     $0.40     $0.99

Diluted earnings per common
 share (1)
     Continuing operations      $(0.01)    $0.23     $0.66     $0.90
     Discontinued operations     (0.28)     0.02     (0.27)     0.05
                              --------- --------- --------- ---------
                                $(0.29)    $0.25     $0.39     $0.95
                              ========= ========= ========= =========

Weighted average shares
 outstanding(1)
     Basic                      14,843    10,937    12,829    10,849
                              ========= ========= ========= =========
     Diluted                    15,424    11,371    13,306    11,346
                              ========= ========= ========= =========

(1) The number of shares and per share amounts have been restated to reflect the impact of the June 15, 2005 stock split.


                            HORIZON HEALTH
                      CONSOLIDATED BALANCE SHEETS
         (In Thousands, except per share and statistical data)

                                                 August 31, August 31,
                                                    2005       2004
                                                 ---------- ----------
Cash                                             $   8,089  $   1,908
Accounts receivable (net)                           28,876     22,059
Other current assets                                15,066      4,823
Other current assets - discontinued operations       1,322         --
                                                 ---------- ----------
Total current assets                                53,353     28,790
Property and equipment (net)                        51,698     28,801
Goodwill and other intangible assets (net)          81,086     87,244
Other long-term assets                               1,752        430
Other long-term assets - discontinued operations       655         --
                                                 ---------- ----------
Total assets                                     $ 188,544  $ 145,265
                                                 ========== ==========

Current liabilities                              $  32,209  $  23,230
Other current liabilities - discontinued
 operations                                          1,654         --
Other liabilities                                    3,874      1,570
Long-term debt                                          --     40,000
Deferred taxes                                       3,693      4,641
Other long-term liabilities - discontinued
 operations                                            128         --
                                                 ---------- ----------
Total liabilities                                   41,558     69,441
Minority interest                                    3,865         --
Stockholders' equity                               143,121     75,824
                                                 ---------- ----------
Total liabilities and stockholders' equity       $ 188,544  $ 145,265
                                                 ========== ==========


                       SUMMARY STATISTICAL DATA

                                   As of August 31,
                ------------------------------------------------------
                   2005       2004       2003       2002       2001
                ---------- ---------- ---------- ---------- ----------
Covered lives   4,063,389  3,565,084  3,217,406  2,349,197  2,208,938
Number of
 contract
 locations:
Contract
 locations in
 operation            123        132        127        131        124
Contract
 locations
 signed &
 unopened              12          8         15         11         14
                ---------- ---------- ---------- ---------- ----------
Total contract
 locations            135        140        142        142        138
                ========== ========== ========== ========== ==========
Services
 Covered by
 Contracts:
Inpatient             121        129        126        127        123
Partial
 Hospital-
  ization              10         17         25         31         40
Outpatient             21         24         21         21         17
Home Health             1          2          3          3          3
CQI+                  110        105        109        108        120
Types of
 Treatment
 Programs:
Geropsychiatric        79         85         87        106        109
Adult
 psychiatric           43         49         48         44         45
Substance abuse         2          4          4          2          1
Physical
 rehabilitation        28         33         32         28         24
Other
 behavioral
 health                 4          4          8          2          4

Owned/Leased
 Freestanding
 Behavioral
 Health
 Hospitals:
Total net
 revenues
 (000's)          $23,179    $10,069        ---        ---        ---
Number of
 facilities at
 period end             5          2        ---        ---        ---
Licensed Beds         806        267        ---        ---        ---
Weighted
 average
 available beds       520        177        ---        ---        ---
Patient days       36,418     19,639        ---        ---        ---
Admissions          2,807      1,041        ---        ---        ---
Average length
 of stay             13.0       18.9        ---        ---        ---
Revenue per
 patient day         $636       $513        ---        ---        ---
Occupancy based
 on weighted
 average
 available beds      76.1%      72.5%       ---        ---        ---



    CONTACT: Horizon Health Corporation
             Paula Taylor, 972-420-8221